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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INVERNESS MEDICAL INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 13, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend Inverness Medical Innovations' Annual Meeting of Stockholders on Tuesday, May 24, 2005, at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

        In addition to the matters described in the attached proxy statement, we will report on our activities for our fiscal year ended December 31, 2004. You will have an opportunity to ask questions and to meet your directors and executives.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

        We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,
Ron Zwanziger Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 24, 2005
Time:	11:00 a.m., local time
Place:	Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109

Purpose:

  1.
  Elect three Class I Directors to serve until the 2008 annual meeting of stockholders;

  2.
  Approve an increase in the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan; and

  3.
  Conduct such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

        Only stockholders of record on April 1, 2005 may vote at the annual meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about April 13, 2005, and includes a copy of our 2004 Annual Report, which includes financial statements for the period ended December 31, 2004.

        Our Board of Directors unanimously recommends you vote "FOR" each of the proposals presented to you in this proxy statement.

        Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

Paul T. Hempel, Esq. Secretary

April 13, 2005

i

Pre-approval Policies and Procedures	27
Prior Independent Public Accountants	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
Indebtedness of Certain Executive Officers and Directors	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
STOCKHOLDER PROPOSALS	29
OTHER INFORMATION	30

ii

April 13, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our 2005 Annual Meeting of Stockholders to be held on Tuesday, May 24, 2005 at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA, and at any adjournments or postponements of the annual meeting. References in this proxy statement to "us," "we," "our" and "Company" refer to Inverness Medical Innovations, Inc., except where otherwise indicated, such as in the "Compensation Committee Report on Executive Compensation for Fiscal Year 2004" and the "2004 Audit Committee Report."

General Information

Who May Vote

        Holders of our common stock, as recorded in our stock register at the close of business on April 1, 2005, may vote at the annual meeting on matters properly presented at the meeting. As of that date, there were 23,190,947 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448.

How to Vote

        You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

        Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How Proxies Work

        Our Board of Directors (the "Board") is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to the election of directors, you may vote for all, some or none of our director candidates. With respect to the amendment to our 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan"), you may vote for or against the proposal or abstain from voting.

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the amendment to the 2001 Stock Option Plan.

        As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this proxy statement in accordance with applicable federal securities laws, the persons named in the proxy will vote your shares according to their best judgment.

Solicitation

        In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Revoking a Proxy

        You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

Quorum

        In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A "broker non vote" is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Vote Required

        Each proposal sets forth the vote required for election of directors or approval of the matter, as applicable.

Corporate Governance

The Board of Directors

        Our Board of Directors is currently comprised of ten members. The ten directors are divided into three classes as follows: three Class I Directors (Ernest A. Carabillo, Jr., John F. Levy and Jerry McAleer, Ph.D.), three Class II Directors (Carol R. Goldberg, Alfred M. Zeien and Ron Zwanziger) and four Class III Directors (Robert P. Khederian, John A. Quelch, David Scott, Ph.D. and Peter Townsend). The members of each class serve for a staggered three-year term and, at each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire at the annual meetings of stockholders held following the end of calendar years 2004, 2005 and 2006, respectively. The Board has determined that the following directors are independent under the rules of the American Stock Exchange: Mr. Carabillo, Ms. Goldberg, Mr. Khederian, Mr. Levy, Mr. Quelch, Mr. Townsend and Mr. Zeien. Mr. Carabillo has recently decided to retire from the Board as of the end of his current term, which is the date of the annual meeting. In order to make our three director classes as even as possible with respect to the number of directors in each class, Mr. Quelch, currently a Class III Director, is being nominated for election as a Class I Director at the annual meeting.

        The Board held 15 meetings during the last fiscal year. We believe that it is important for, and we encourage, the members of the Board to attend annual meetings of stockholders. Last year, 9 members of the Board attended our annual meeting of stockholders.

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed solely of directors who satisfy the applicable independence requirements of the American Stock Exchange's listing standards. All three committees operate pursuant to written charters which are posted on the Corporate Governance page on our website at www.invmed.com.

The Audit Committee

        The Audit Committee consists of Mr. Levy, its Chairperson, Mr. Townsend and Mr. Khederian. Among other things, the Audit Committee oversees our accounting and financial reporting processes, including the selection, retention and oversight of our independent auditor and the pre-approval of all auditing and non-auditing services provided by the independent auditor. The Audit Committee's 2004 Audit Committee Report is included in this proxy statement beginning on page 26. The Board has determined that Mr. Levy is an "audit committee financial expert," as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee held 10 meetings during fiscal 2004.

The Compensation Committee

        The Compensation Committee consists of Ms. Goldberg, its Chairperson, Mr. Zeien and Mr. Khederian. The Compensation Committee establishes our overall compensation philosophy, evaluates the performance of, and makes recommendations concerning the compensation of, our chief executive officer and our other executive officers, and monitors our incentive and equity-based compensation plans. During fiscal 2004, the Compensation Committee held 5 meetings. The Compensation Committee Report on Executive Compensation for Fiscal Year 2004 is included in this proxy statement beginning on page 21.

The Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of Mr. Zeien, its Chairperson, Mr. Quelch and Mr. Carabillo, although Mr. Carabillo has indicated that he intends to retire from the Board as of the annual meeting, and the Board has appointed

John Levy to replace Mr. Carabillo on the Nominating and Corporate Governance Committee as of this date.

        The Nominating and Corporate Governance Committee is charged with recommending nominees for election to the Board, overseeing the selection and composition of committees to the Board, developing and recommending corporate governance principles and overseeing our continuity planning process. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates and has the authority to retain any search firm or other advisors to assist in identifying candidates to serve as directors. The Nominating and Corporate Governance Committee has established a policy with regard to the consideration of director candidates recommended by holders of our voting stock. The material elements of this policy are set forth and discussed below under "Stockholder Proposals" beginning on page 29 and the full policy can be viewed on the Corporate Governance page of our website at www.invmed.com. In identifying and evaluating director candidates, including candidates proposed or recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Director Compensation

        Our directors currently receive no cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. However, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option Plan.

        On March 15, 2005, upon the recommendation of the Compensation Committee and subject to stockholder approval of Proposal 2 described herein at the annual meeting, our Board agreed to grant to each of our non-employee directors, options to purchase 25,000 shares of our common stock. If our stockholders approve Proposal 2 at the annual meeting, the options will be deemed granted as of that date and will be exercisable at a price per share equal to the closing price of our common stock on that day. The options will vest over 3 years in equal annual installments beginning on the first anniversary of the date of grant.

Communications with the Board

        Stockholders wishing to communicate with the Board should direct their communications to: Secretary, Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453. Stockholder communications must state the number of shares of our stock beneficially owned by the stockholder sending the communication. The Secretary will forward the communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

Code of Ethics

        Our Board has adopted a code of ethics that applies to all of our employees and agents world-wide, including our chief executive officer, our chief financial officer, our other executive officers and the members of the Board. Known as the Inverness Medical Innovations Business Conduct Guidelines, this code of ethics is posted in its entirety on the Corporate Governance page of our website at www.invmed.com.

Proposal 1

Election of Directors

                 At the 2005 annual meeting, the term of the Class I Directors will expire. The Board proposes, at the recommendation of the Nominating and Corporate Governance Committee, that at the 2005 annual meeting of stockholders the following nominees be elected as Class I Directors:

    John A. Quelch
    John F. Levy
    Jerry McAleer, Ph.D.

        Mr. Levy and Dr. McAleer are both currently serving as Class I Directors. Mr. Quelch is currently serving as a Class III Director, and is being nominated to replace Mr. Carabillo as a Class I Director. Mr. Carabillo has decided not to stand for reelection and will retire from the Board as of the date of the annual meeting. The proxies granted by stockholders will be voted individually at the annual meeting for the election of these three nominees. In the event that Mr. Quelch, Mr. Levy or Dr. McAleer shall be unable to serve, it is intended that the proxy will be voted for any replacements nominated by the Board. Mr. Quelch, Mr. Levy and Dr. McAleer have indicated that they will serve on the Board if elected. If Mr. Quelch is elected to serve as a Class I Director, he shall cease to serve as a Class III Director, and the Class III Directors shall thereafter be Mr. Khederian, Dr. Scott and Mr. Townsend. For information regarding these nominees, see "Information Regarding Nominees, Other Directors and Executive Officers."

Vote Required

        The Class I Directors must be elected by a plurality of the votes properly cast at the annual meeting. This means that the three nominees receiving the highest number of FOR votes will be elected as Class I Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Furthermore, if you hold your shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your shares are held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion.

Recommendation

        The Board unanimously recommends a vote FOR the election of the nominees listed above.

Information Regarding Nominees, Other Directors and Executive Officers

        The following biographical descriptions set forth certain information with respect to the three nominees for election as Class I Directors, the incumbent, continuing directors who are not up for election at this annual meeting and the executive officers and other key employees who are not directors. This information has been furnished by the respective individuals.

Name	Age	Position
Ron Zwanziger	51	Chairman of the Board, Chief Executive Officer and President
David Scott, Ph.D	48	Director and Chief Scientific Officer
Jerry McAleer, Ph.D.	49	Director and Vice President, Research and Development
Anthony J. Bernardo	53	Vice President and President, Binax, Inc.
John Bridgen, Ph.D.	58	President, Wampole Laboratories, LLC
Hilde Eylenbosch, M.D.	41	Vice President, Consumer Marketing
Paul T. Hempel	56	General Counsel and Secretary
Duane L. James	45	Vice President and Treasurer
Christopher J. Lindop	47	Chief Financial Officer
Brian Mitchell	40	Vice President, Worldwide Manufacturing and General Manager, Applied Biotech, Inc.
Douglas Shaffer	47	Vice President, U.S. Operations
David Toohey	48	Executive Vice President, Professional Diagnostics
Peter Welch	53	Managing Director, Unipath Limited
John B. Wilkens	58	Executive Vice President, Consumer Diagnostics and Chief Operating Officer
John Yonkin	45	Vice President, U.S. Sales & Marketing and President, Inverness Medical Nutritionals
Carol R. Goldberg	74	Director
Robert P. Khederian	52	Director
John F. Levy	58	Director
John A. Quelch	53	Director
Peter Townsend	70	Director
Alfred M. Zeien	75	Director

Nominees for Election as Class I Directors—Term Expiring 2008

        John A. Quelch joined the Board on March 10, 2003. Since June, 2001, Mr. Quelch has been a professor and Senior Associate Dean for International Development at the Harvard Business School. From July 1998 through June 2001, he was Dean of the London Business School. Mr. Quelch also serves as a director of both WPP Group plc, one of the world's largest communications groups, and Pepsi Bottling Group and as Chairman of the Massachusetts Port Authority. He is a member of the Board's Nominating and Corporate Governance Committee.

        John F. Levy has served on the Board since May 30, 2001. Mr. Levy served as director of Inverness Medical Technology from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. Since 1993, he has been an independent consultant. Mr. Levy served as President and Chief Executive Officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993. Mr. Levy is Chairperson of the Board's Audit Committee and has been appointed to serve on the Nominating and Corporate Governance Committee as of the date of the annual meeting.

        Jerry McAleer, Ph.D., joined the Board on March 10, 2003. Dr. McAleer has also served as our Vice President, Research and Development since our inception in May 2001. Dr. McAleer served as Vice President of Research and Development of our predecessor company, Inverness Medical Technology, from 1999 through November 2001, when that company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. McAleer served as Director of Development of Inverness Medical Limited, Inverness Medical Technology's primary research and development unit, where he headed the development of Inverness Medical Technology's electrochemical glucose strips. Prior to joining Inverness Medical Technology, Dr. McAleer held senior research and development positions at MediSense from 1985 to 1993 and then at Ecossensors, Inc., an environmental research company, where he was responsible for the development of electrochemically based assay systems.

Incumbent Class II Directors—Term Expiring 2006

        Carol R. Goldberg has served on the Board since May 30, 2001. Ms. Goldberg served as a director of our predecessor company, Inverness Medical Technology, from August 1992 through November 2001, when that company was acquired by Johnson & Johnson. Since December 1989, she has served as president of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is a director and serves on the compensation committee of the board of directors of America Service Group, Inc., a publicly traded, managed healthcare company. Ms. Goldberg is Chairperson of the Board's Compensation Committee.

        Alfred M. Zeien has served on the Board since July 31, 2001. From 1991 until his retirement in 1999, Mr. Zeien served as Chairman and Chief Executive Officer of The Gillette Company, a consumer products company. Mr. Zeien currently serves on the boards of EMC Corporation, a publicly traded company, and Bernard Technologies, Inc. Mr. Zeien is Chairperson of the Board's Nominating and Corporate Governance Committee and a member of its Compensation Committee.

        Ron Zwanziger has served as our Chairman, Chief Executive Officer and President since our inception on May 11, 2001. Mr. Zwanziger served as Chairman, Chief Executive Officer and President of our predecessor company, Inverness Medical Technology, from its inception in 1992 through November 2001 when that company was acquired by Johnson & Johnson. From 1981 to 1991, he was Chairman and Chief Executive Officer of MediSense, a medical device company.

Incumbent Class III Directors—Term Expiring 2007

        Robert P. Khederian has served on the Board since July 31, 2001. Mr. Khederian is the chairman of Belmont Capital, a venture capital firm he founded in 1996, and Provident Corporate Finance, an investment banking firm he founded in 1998. From 1984 through 1996, he was founder and Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which was acquired by Bain Capital. Mr. Khederian is also a director of Cambridge Heart, Inc., where he also serves on the compensation committee. Mr. Khederian is a member of the Board's Audit Committee and Compensation Committee.

        David Scott, Ph. D., has served on the Board since July 31, 2001 and is our Chief Scientific Officer. Dr. Scott served as Chairman of Inverness Medical Limited, a subsidiary of our predecessor company, Inverness Medical Technology, from July 1999 through November 2001, when that company was acquired by Johnson & Johnson, and as a managing director of Inverness Medical Limited from July 1995 to July 1999. Dr. Scott served as Managing Director of Great Alarm Limited, a consulting company, from October 1993 to April 1995. Between October 1984 and September 1993, he held several positions at MediSense UK, serving most recently as Managing Director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

        Peter Townsend has served on the Board since May 30, 2001. Mr. Townsend served as a director of our predecessor company, Inverness Medical Technology, from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. From 1991 to 1995, when he retired, Mr. Townsend served as Chief Executive Officer and a director of Enviromed plc, a medical products company currently known as Theratese plc. Mr. Townsend is a member of the Board's Audit Committee.

Executive Officers Who Are Not Directors

        Anthony J. Bernardo is a Vice President and was recently appointed President of our subsidiary, Binax, Inc., upon our acquisition of Binax in March 2005. Prior to that time, he served as our Vice President from November 2001, as Vice President and Chief Operating Officer from February 2002, and as Vice President, Business Development from October 2003. Mr. Bernardo also served as Vice President of New Business Development of our predecessor company, Inverness Medical Technology from April 2000 through November 2001, when that company was acquired by Johnson & Johnson. From April 1997 to April 2000, Mr. Bernardo served as Vice President and Senior Director of Operations for a division of Polaroid Corporation. From 1991 to 1997, he held several executive management positions with Dade International Inc., most recently as Vice President of Site Operations for the Paramax Chemistry unit where he was responsible for the integration of the in-vitro diagnostics business unit acquired from DuPont.

        John Bridgen, Ph.D., has served as President of Wampole Laboratories since August 1984 and joined our company in September 2002 upon our acquisition of Wampole. Prior to joining Wampole, Dr. Bridgen had global sales and marketing responsibility for the hematology and immunology business units of Ortho Diagnostic Systems Inc., a Johnson & Johnson company.

        Hilde Eylenbosch, M.D., is our Vice President, Consumer Marketing since October 2004. Prior to assuming that title she served as our Vice President of International Women's Health since November 2001. Dr. Eylenbosch served in the same capacity for our predecessor company, Inverness Medical Technology, from August 2001 until that company was acquired by Johnson & Johnson in November 2001. Prior to that she held various positions at Inverness Medical Technology, including Director of U.S. Women's Health from September 1998 through October 2000. When she joined Inverness Medical Technology in January 1995, Dr. Eylenbosch was responsible for marketing that company's women's health products in Europe. Before joining Inverness Medical Technology, Dr. Eylenbosch was employed by Synthelabo, a French pharmaceutical company, where she held various marketing positions.

        Paul T. Hempel has served as our General Counsel and Secretary since our inception on May 11, 2001. Mr. Hempel served as General Counsel and Assistant Secretary of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, he was a founding stockholder and Managing Director of Erickson Schaffer Peterson Hempel & Israel PC from 1996 to 2000. Prior to 1996, Mr. Hempel was a partner and managed the business practice at Bowditch & Dewey LLP.

        Duane L. James is a Vice President and has served as our Treasurer since the Company's inception in May 2001. Mr. James served as Vice President, Finance and Treasurer of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to October 2000, Mr. James served as Inverness Medical Technology's Chief Accounting Officer since August 1998 and as its Corporate Controller from February 1996 until August 1998.

        Christopher J. Lindop has served as our Chief Financial Officer since September 22, 2003. Prior to joining us, Mr. Lindop served as an audit partner with Ernst & Young LLP, an accounting firm, from June 2002 until September 2003. Mr. Lindop was an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm, from 1991 until joining Ernst & Young in June 2002. Mr. Lindop has served a variety of public companies in the life science and technology sectors.

        Brian Mitchell has served as our Vice President, Worldwide Manufacturing, with responsibility of all of our diagnostic manufacturing efforts, since 2003. More recently he assumed the additional role of General Manager of our subsidiary, Applied Biotech, Inc. Mr. Mitchell served as Engineering Manager and then General Manager for our Irish subsidiary, Cambridge Diagnostics Ireland Ltd. during the period 1997 through 2003 and prior to that he had roles in engineering at Chiron Diagnostics (now Bayer) in Massachusetts and Baxter Healthcare Ireland.

        Douglas Shaffer has served as our Vice President, U.S. Operations since November 2001. Mr. Shaffer served as Vice President, U.S. Operations of our predecessor company, Inverness Medical Technology, from January 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to January 2001, he served as Inverness Medical Technology's Controller, U.S. operations since December 1996. Before joining Inverness Medical Technology, Mr. Shaffer served as a division controller for several different divisions of MKS Instruments, Inc., a leading producer of gas management instrumentation.

        David Toohey has served as our Executive Vice President, Professional Diagnostics since October 2002. Prior to that time he served as our Vice President, European Operations since February 2002, as our Vice President, New Products from November 2001 through February 2002, and as Managing Director of our Unipath Limited subsidiary from December 2001 through October 2002. Mr. Toohey was employed by our predecessor company, Inverness Medical Technology, as its Vice President, New Products from May 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, Mr. Toohey served as Vice President of Operations at Boston Scientific Corporation's Galway, Ireland facility, Boston Scientific's largest and most complex manufacturing facility with 2,500 employees. Between 1995 and 2001 he oversaw the growth of that facility from a 100 person start-up, initially serving as general manager, later as managing director and finally as vice president of operations. Prior to that time he held various executive positions at Bausch & Lomb, Inc., Digital Equipment Corp. and Mars, Inc.

        Peter Welch joined us when we acquired the Unipath business from Unilever in December 2001 and he has served as Managing Director of Unipath Limited since May 2004. Prior to that he was Vice President, Commercial & Chief Financial Officer of Unilever's Unipath business since 1986, where, for much of that time, he was responsible for Unipath's licensing and enforcement of intellectual property.

        John B. Wilkens was appointed Chief Operating Officer and Executive Vice President of Consumer Diagnostics in December 2004 and prior to that served as Managing Director of Unipath and Vice President of Consumer Diagnostics since October 2002. Mr. Wilkens was employed by our predecessor company, Inverness Medical Technology, from January 2001 through November 2001, when that company was acquired by Johnson & Johnson. For most of that period he served as Managing Director of Inverness Medical Limited, Inverness Medical Technology's European diabetes products manufacturing operation. Mr. Wilkens remained as managing director of the European diabetes manufacturing operations acquired by Johnson & Johnson before rejoining us in October 2002. Mr. Wilkens was Vice President for Sterling Diagnostics/AGFA responsible for the Medical Imaging Systems business unit from 1996 to 1999. From 1983 to 1996, Mr. Wilkens held a series of executive positions at Polaroid Corporation, most recently Senior Director of Manufacturing and Development, High Resolution Imaging.

        John Yonkin has served as our Vice President, U.S. Sales & Marketing since November 2001. He also currently serves as President of Inverness Medical Nutritionals, our vitamin and nutritional supplements manufacturing and distribution business. Mr. Yonkin served as Vice President of U.S. Sales of our predecessor company, Inverness Medical Technology, from October 1998 through January 2000 and as its General Manager from January 2000 through November 2001, when that company was acquired by Johnson & Johnson. He also served as Manager of Product Development for Inverness Medical Technology from October 1997 until October 1998. From January 1995 to September 1997, Mr. Yonkin was Director of National Accounts for Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in genetic testing services for hospitals, physicians and managed healthcare companies.

Proposal 2

Approval of Increase in Option Shares

Introduction

        The Board has adopted and is seeking stockholder approval of an amendment to the 2001 Stock Option Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 5,324,081 shares to 6,074,081 shares. Of the 5,324,081 shares of common stock authorized for issuance in connection with grants made under the 2001 Stock Option Plan, only 242,999 shares remained available for future grants or awards as of March 15, 2005. While some additional shares may become available under the 2001 Stock Option Plan through employee terminations, this number is expected to be inconsequential.

        Our Board of Directors has agreed to grant to each of our six non-employee directors who will continue as members of the Board after the date of the annual meeting options to purchase 25,000 shares of our common stock. These grants will be made only if this Proposal 2 is approved and will be granted as of the date of the annual meeting. The Board has also adopted compensation plans that obligate the Company to grant options under the 2001 Stock Option Plan to executives and management in certain circumstances. Under our Executive Bonus Plan options will be automatically granted to three key executives, namely Ron Zwanziger, David Scott, Ph.D. and Jerry McAleer, Ph.D., if the Company's common stock achieves specified stock price targets during 2005. The Company could be obligated to grant options to purchase an aggregate of 255,200 shares of common stock under the Executive Bonus Plan this year. For further discussion of the Executive Bonus Plan, see the "Compensation Committee Report on Executive Compensation for Fiscal Year 2004" beginning on page 21.

        The Board recommends this action in order to enable the Company to continue to provide a source of stock to attract and retain talented personnel, especially in the event of future acquisitions and anticipated future growth, and to ensure that the Company can meet its obligations under the Executive Bonus Plan. The Board believes that stock options promote growth and provide a meaningful incentive to employees of successful companies.

        The increase of 750,000 shares of common stock available for grant under the 2001 Stock Option Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on AMEX on March 15, 2005 of $21.05 per share, the maximum aggregate market value of the additional 750,000 shares of common stock to be reserved for issuance under the 2001 Stock Option Plan would be $15,787,500.

Summary of the 2001 Stock Option Plan

        Administration.    The 2001 Stock Option Plan provides for administration by the Board or by a committee of not fewer than two independent directors, referred to as the "administrator," as appointed by the Board from time to time. The Compensation Committee is currently serving as the administrator of the 2001 Stock Option Plan.

        The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Stock Option Plan. The administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

        Eligibility and Limitations on Grants.    All of our officers, employees, directors, consultants and other key persons are eligible to participate in the 2001 Stock Option Plan, subject to the discretion of the administrator. In no event may any one participant receive options to purchase more than 1,529,632 shares of common stock, subject to adjustment for stock splits and similar events, during any one calendar year.

        Stock Options.    Options granted under the 2001 Stock Option Plan may be either incentive stock options, referred to as "incentive options," within the definition of Section 422 of the Internal Revenue Code, or non-qualified stock options, referred to as "non-qualified options." Options granted under the 2001 Stock Option Plan will be non-qualified options if they fail to meet the Internal Revenue Code definition of incentive options, are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or otherwise so provide. Incentive options may be granted only to officers or other employees of the Company or its subsidiaries. Non-qualified options may be granted to persons eligible to receive incentive options and to non-employee directors and other key persons.

        Other Option Terms.    The administrator has authority to determine the terms of options granted under the 2001 Stock Option Plan. Generally, options are granted with an exercise price that is not less than the fair market value of our common stock on the date of the option grant.

        The life of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator. In general, unless otherwise permitted by the administrator, no option granted under the 2001 Stock Option Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Options granted under the 2001 Stock Option Plan may be exercised for cash or by the transfer to us of shares of common stock which are not then subject to restrictions under the 2001 Stock Option Plan or any other stock plan that we maintain, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased. Such options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

        At the discretion of the administrator, stock options granted under the 2001 Stock Option Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. This additional stock option would have an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted. The purpose of this reload feature is to enable participants to maintain an equity interest in us without causing dilution.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

        Restricted Stock Awards.    The administrator may grant or sell shares of common stock to any participant subject to such conditions and restrictions as the administrator may determine. The shares may be sold at par value or for a higher purchase price determined by the administrator. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

        Unrestricted Stock Awards.    The administrator may also grant shares of common stock which are free from any restrictions under the 2001 Stock Option Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

        Deferred Stock Awards.    The administrator may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

        Performance Share Awards.    The administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the administrator shall determine.

        Dividend Equivalent Rights.    The administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

        Change of Control Provisions.    The 2001 Stock Option Plan provides that in the event of a "change of control" as defined in the 2001 Stock Option Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived.

        Adjustments for Stock Dividends, Mergers, etc.    The 2001 Stock Option Plan authorizes the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2001 Stock Option Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of our company, the 2001 Stock Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or awards. Before any outstanding stock options and awards terminate, the option holder will have an opportunity to exercise all outstanding options, and holders of other awards will receive a cash or in kind payment of such appropriate consideration as determined by the administrator in its sole discretion after taking into account the consideration payable per share of common stock pursuant to the business combination.

        Repricing Awards.    The exercise price of an award may be reduced only upon a finding by the administrator that the value of such award has been jeopardized by extreme circumstances beyond the control of management, and, in such a case, not more than 10% of the shares authorized for grant under the 2001 Stock Option Plan may be repriced.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2001 Stock Option Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Internal Revenue Code to ensure that options granted under the 2001 Stock Option Plan qualify as incentive options or that compensation earned under the options granted under the 2001 Stock Option Plan qualifies as performance-based compensation under the Internal Revenue Code, plan amendments shall be subject to approval by our stockholders.

Material Federal Income Tax Consequences

        The following discussion describes the material federal income tax consequences of transactions under the 2001 Stock Option Plan. It does not describe all federal tax consequences under the 2001 Stock Option Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a "disqualifying disposition," generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    With respect to non-qualified options under the 2001 Stock Option Plan, no income is realized by the optionee at the time the option is granted. Generally,

  •
  at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and

  •
  at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

        Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.

        Parachute Payments.    The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

        Limitation on our Deductions.    As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the stock option plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

        The approval of the proposal to amend the 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast on the proposal. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect.

Recommendation

        The Board unanimously recommends a vote FOR the approval of the amendment to the 2001 Stock Option Plan increasing the number of shares of common stock available thereunder.

Principal Stockholders

        The following table furnishes information as to shares of our common stock beneficially owned by:

  •
  each person or entity known by us to beneficially own more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our "named executive officers" (as defined in "Compensation of Executive Officers" on page 19); and

  •
  all of our directors and executive officers as a group.

        Unless otherwise stated, beneficial ownership is calculated as of February 1, 2005. For the purpose of this table, a person, group or entity is deemed to have "beneficial ownership" of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants.

Security Ownership of Certain Beneficial Owners and Management

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Amaranth LLC et al(4)	1,645,000	7.92%
Perry Corp./Richard C. Perry(5)	1,614,041	7.77%
Citigroup Inc. et al(6)	1,320,575	6.36%
Zwanziger Family Ventures, LLC(7)	1,978,375	9.33%
Ron Zwanziger(8)	3,533,192	16.58%
David Scott, Ph.D.(9)	712,499	3.38%
Jerry McAleer, Ph.D.(10)	640,521	3.03%
Christopher J. Lindop(11)	27,225	*
John Bridgen, Ph.D.(12)	34,297	*
Ernest A. Carabillo, Jr.(13)	51,349	*
Carol R. Goldberg(14)	106,905	*
Robert P. Khederian(15)	145,000	*
John F. Levy(16)	138,693	*
John Quelch(17)	16,667	*
Peter Townsend(18)	25,000	*
Alfred M. Zeien(18)	25,000	*
All current executive officers and directors (22 persons)(19)	5,967,515	26.33%

*
Represents less than 1%

(1)
The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)
Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)
The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options and warrants held by such person or group that were exercisable within 60 days from February 1, 2005, but excludes shares of stock underlying options and warrants held by any other person.

(4)
This information is based on information contained in a Schedule 13G filed with the SEC on December 23, 2004, filed by Amaranth LLC, Amaranth Global Equities Master Fund Limited, Amaranth Advisors LLC and Nicholas M. Maounis. The address provided therein for the aforementioned beneficial owners is c/o Amaranth Advisors LLC, One American Lane, Greenwich, Connecticut 06831.

(5)
This information for Perry Corp. and Richard C. Perry contained herein is based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2005. The address of Perry Corp. and Richard C. Perry provided therein is 599 Lexington Avenue, New York, New York 10022.

(6)
This information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2005, filed by Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Inc. The address provided therein for Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. is 388 Greenwich Street, New York, NY 10013 and the address provided therein for Citigroup Inc. is 399 Park Avenue, New York, NY 10043.

(7)
Consists of 1,556,581 shares of common stock and 421,794 shares of common stock underlying warrants exercisable within 60 days from February 1, 2005. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(8)
Consists of 2,999,272 shares of common stock and 533,920 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2005. Of the shares attributed to Mr. Zwanziger, 976,344 shares of common stock are owned by Mr. Zwanziger as Trustee of the Zwanziger 2004 Annuity Trust, and 1,556,581 shares of common stock and 421,794 shares of common stock issuable upon the exercise of warrants are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet M. Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(9)
Consists of 437,554 shares of common stock and 274,945 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(10)
Consists of 250,059 shares of common stock and 390,462 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(11)
Consists of 1,040 shares of common stock and 26,185 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2005.

(12)
Consists of 2,633 shares of common stock and 31,664 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(13)
Consists of 25,549 shares of common stock and 25,800 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2005.

(14)
Consists of 79,505 shares of common stock and 27,400 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(15)
Consists of 120,000 shares of common stock and 25,000 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(16)
Consists of 101,718 shares of common stock and 36,975 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2005. Mr. Levy disclaims beneficial ownership of 741 shares of common stock and warrants to purchase 266 additional shares of common stock owned by a charitable remainder unitrust.

(17)
Consists of 16,667 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(18)
Consists of 25,000 shares of common stock underlying options exercisable within 60 days from February 1, 2005.

(19)
Includes 1,889,989 shares of common stock underlying options or warrants exercisable within 60 days from February 1, 2005.

Compensation of Executive Officers

                 Set forth below is information regarding the compensation of the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 2004. Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following summary compensation table contains information regarding the named executive officers' compensation for our last three completed fiscal years.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
								Awards		Payouts
Other Annual Compen- sation
Name and Principal Position	Year	Salary			Bonus			Restricted Stock Awards	Shares Underlying Options	LTIP Payouts	All Other Compen- sation
Ron Zwanziger Chairman, CEO and President	2004 2003 2002	$ $ $	350,000 295,553 323,750		$ $ $	550,000 550,000 550,000	— — —	— — —	— 7,576 5,065	— — —	— — —
David Scott, Ph.D. Chief Scientific Officer	2004 2003 2002	$ $ $	263,235 197,069 216,042	(1) (1) (1)	$ $ $	125,000 125,000 125,000	— — —	— — —	— 5,252 2,284	— — —	— — —
Jerry McAleer, Ph.D. Vice President, R&D	2004 2003 2002	$ $ $	228,900 170,723 187,863	(1) (1) (1)	$ $ $	120,000 120,000 120,000	— — —	— — —	— 4,656 1,805	— — —	— — —
Christopher J. Lindop(2) Chief Financial Officer	2004 2003 2002	$ $	375,000 93,750 —			— — —	— — —	— — —	— 82,453 —	— — —	— — —
John Bridgen, Ph.D.(3) President, Wampole Laboratories	2004 2003 2002	$ $ $	363,600 234,439 77,000		$	— 200,000 —	— — —	— — —	50,000 6,664 50,000	— — —	— — —

(1)
Salary paid in British pounds. Annual salary was converted to U.S. dollars using the average exchange rate for the year reported.

(2)
Mr. Lindop joined our company in September 2003.

(3)
Dr. Bridgen joined our company in September 2002 upon our acquisition of Wampole Laboratories.

        Option Grants.    The following table sets forth certain information concerning grants of stock options made to the named executive officers by us during fiscal year 2004:

Option Grants In Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/Granted		Percent of Total Options Granted to Employees In Fiscal Year
Name				Exercise Price per Share	Expiration Date
						5%	10%
John Bridgen, Ph.D.	50,000	(1)	*	$24.25	12/17/14	$762,534.74	$1,932,412.73

*
Represents less than 1%

(1)
This option vests in four equal, annual installments beginning on December 17, 2005.

        Year End Option Values.    The following table sets forth certain information concerning exercises of stock options during fiscal year 2004 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers on December 31, 2004:

Aggregated Option Exercises In Last
Fiscal Year And Fiscal Year-End Option Values

			Number of Shares Underlying Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Ron Zwanziger	—	—	112,126/0	$1,002,685/$0
David Scott, Ph.D.	—	—	288,464/45,763	$4,154,935/$440,698
Jerry McAleer, Ph.D.	—	—	378,605/43,475	$4,517,744/$418,664
Christopher J. Lindop	—	—	26,185/56,250	$41,559/$50,625
John Bridgen, Ph.D.	—	—	31,664/75,000	$355,875/$376,250

(1)
Based on the fair market value of our common stock as of December 31, 2004 ($25.10 per share, which represents the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

Change-In-Control Arrangements

        There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer's responsibilities, except that the 2001 Stock Option Plan provides that in the event of a "change of control," as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

Compensation Committee Report on Executive Compensation for Fiscal Year 2004

        We, the Compensation Committee, are charged with recommending to the Board for determination, the compensation for all of the Company's executive officers. More generally, the Compensation Committee develops and implements compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company's long-term strategic plans and are consistent with the culture of the Company and the overall goal of enhancing enduring stockholder value. In addition, we review and make recommendations to the Board, or approve, all equity compensation plans of the Company that are not otherwise subject to the approval of the Company's stockholders. We also oversee the Company's incentive-compensation plans and equity-based compensation plans and recommend to the Board all awards of shares or share options pursuant to such plans.

        In reviewing and establishing salaries and incentive payments for the Company's executive officers we intend to apply, the following guidelines:

        (a)   Annual base salary for each individual will generally be near the average for the particular peer group from comparable companies for that individual.

        (b)   Performance-based cash bonuses may be utilized to bring the individual to the top 10% of the cash compensation of the particular peer group for each individual.

        (c)   The CEO may also present a plan to us with suggested performance targets for the executive officers for the subsequent year or years. Such a plan should include a specific proposal with respect to stock-based incentives and/or performance-based cash bonuses. In such event, we may recommend to the Board changes to the plan to provide for awards of stock- or cash-based incentives, in our discretion. Following discussion and any changes, we may recommend to the Board approval of such a plan and the performance targets.

        (d)   Performance-based goals, if established, should generally be group goals, though there may be additional or different goals for the CEO individually. This is to help foster interaction between the complementary but dispersed operations of the growing organization.

        (e)   Performance targets may include both numeric targets, including increases in the market price of the common stock, and descriptive business objectives. These targets may be varied subsequently at our recommendation and with the approval of the Board if the Company has undergone significant positive change rendering the previous targets meaningless, weakened or counter productive.

        (f)    Incentive payments, including performance-based cash bonuses or stock-based incentives, should be significant and meaningful to that individual and should reflect the individual's relative value to the Company.

        In considering the compensation of our Chief Executive Officer ("CEO") and certain key executives, namely David Scott, Ph. D. and Jerry McAleer, Ph. D., who also serve as members of the Board (together with the CEO, the "Key Executives") we considered in particular the compensation packages awarded to them during 2001 in anticipation of the Company's split-off from Inverness Medical Technology, which are described in detail below. These compensation packages were approved by the stockholders of Inverness Medical Technology (who became stockholders of the Company at the time of the split-off). We have reviewed the salaries and the compensation packages awarded to the Key Executives under the criterion set forth above and we currently feel that the salary and other compensation to be paid to the Key Executives for fiscal year 2004 remain equitable and in the best interest of the Company, although we intend to reassess the compensation payable to these Key Executives prior to our 2006 annual meeting because the performance-based awards included in the Executive Bonus Plan described below lapse at the end of 2005.

        The Key Executives are paid the annual salary equivalent to the salary that the Key Executives was paid by Inverness Medical Technology prior to our split-off from that company in November 2001. In addition, each Key Executive was awarded a multi-year incentive compensation package designed to (i) ensure that the Key Executive remained with us after the split-off, (ii) properly compensate the Key Executive for the risks they were assuming in committing to guide a newly-formed entity with no independent track record and no existing trading market for its stock and (iii) reward the Key Executive in the event the Company meets aggressive market-based performance goals. The compensation packages consist of both stock-based awards, fixed cash bonuses and a performance-based Executive Bonus Plan. With respect to the stock-based awards, Mr. Zwanziger was given the opportunity to purchase, and did purchase, 1,168,191 shares of restricted stock vesting over four years. Dr. Scott and Dr. McAleer were granted options to purchase 399,381 and 379,413 shares of restricted stock vesting over four years. Dr. Scott's option, and a portion of Dr. McAleers' option, were exercised using promissory notes, as discussed under "Certain Relationships and Related Transactions—Indebtedness of Certain Executive Officers and Directors" on page 28 of this proxy statement. With respect to the fixed cash bonuses, for each of fiscal years 2001 through 2006 each Key Executive will receive the following year-end bonuses payable during the month of January of the following year:

Key Executive	Annual Bonus 2001	Annual Bonus 2002-2006
Ron Zwanziger	$225,000	$550,000
David Scott	$55,000	$125,000
Jerry McAleer	$50,000	$120,000

        The compensation packages also include an Executive Bonus Plan which provides that each of the Key Executives shall automatically be granted ten-year, non-qualified stock options if the Company's common stock achieves specified stock price targets by specified target dates. The Key Executives were eligible to receive certain primary option grants if the Company's common stock had achieved certain specified stock price targets by December 31, 2004. These awards have lapsed. However, the Key Executives remain eligible for certain supplemental option grants under the plan if the average closing price of the Company's common stock exceeds $67.50 during any 30 day period during 2005. Specifically, Mr. Zwanziger, Dr. Scott and Dr. McAleer would be granted options to purchase 91,200, 81,000 and 83,000 shares of our common stock, respectively. These options would be automatically granted as of the date that this price target was achieved and the per share exercise price of each option would be the closing price of the Company's common stock on the date of grant and each option would be fully exercisable immediately upon grant.

        During 2004, we also reviewed the salaries currently payable to our other executive officers, along with salary increases proposed by the CEO for certain of the executive officers. We determined at that time that the salaries currently payable to the executive officers, and the proposed salary increases, are fair and equitable to both the executive officers and the Company.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation of over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders.

        Our policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is fully deductible for federal income tax purposes. However, we may, from time to time, award compensation that may not constitute "performance-related" compensation if we believe that such awards would be in the best interest of the Company. The Company did not pay any compensation during 2004 that would be subject to the Section 162(m) limits.

THE COMPENSATION COMMITTEE

Carol R. Goldberg, Chairperson
Alfred M. Zeien, Member
Robert P. Khederian, Member

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for the Company's 2004 fiscal year were those individuals named above in the Compensation Committee Report on Executive Compensation. No member of the Compensation Committee has ever served as an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under "Certain Relationships and Related Transactions." During 2004, no executive officer of the Company served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

        The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,134,111	$17.84	605,451	(3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	3,134,111	$17.84	605,451	(3)(4)

(1)
This table excludes an aggregate of 484,887 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $8.41.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, 257,999 shares under the 2001 Stock Option Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)
Includes 347,452 shares issuable under the Company's 2001 Employee Stock Purchase Plan (the "ESPP"), of which up to 120,048 shares are issuable in connection with the current offering period which ends on June 30, 2005 if all 244 participants had sufficient eligible compensation to make, and did make, the maximum allowable contribution during the offering period. Last offering period, with 275 employees participating, 33,199 shares of our common stock were issued on January 14, 2005 pursuant to the ESPP.

(4)
This table excludes the additional 750,000 shares that would be made available for issuance under the 2001 Stock Option Plan if Proposal 2 is approved at the annual meeting.

Stock Performance Graph

The following line graph compares the change in the cumulative total stockholder return on our common stock since November 23, 2001 (the first day our common stock was traded on AMEX). This graph assumes an investment of $100 on November 23, 2001 in our common stock, and compares its performance with the AMEX US Total Return Index and the AMEX Health Products & Services Total Return Index (the "Current Indices"). We currently pay no dividends. The Current Indices reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. Measurement points are November 23, 2001 and the last trading day of each subsequent fiscal quarter through December 31, 2004.

		Current Indices
Date	IMA	AMEX US Total Return Index	AMEX Health Products & Services Total Return Index
11/23/01	$100.00	$100.00	$100.00
12/31/01	$96.37	$102.21	$105.44
3/28/02	$121.46	$104.37	$102.87
6/28/02	$107.85	$92.24	$95.12
9/30/02	$50.67	$78.97	$74.11
12/31/02	$70.21	$83.56	$74.50
3/31/03	$106.83	$82.40	$78.43
6/30/03	$103.04	$97.10	$111.53
9/30/03	$135.61	$101.25	$118.85
12/31/03	$116.28	$113.10	$130.51
3/31/04	$97.70	$117.47	$140.34
6/30/04	$116.92	$117.75	$134.36
9/30/04	$111.05	$117.31	$118.39
12/31/04	$134.01	$130.69	$134.25

2004 Audit Committee Report

        We, the Audit Committee, oversee the Company's accounting and financial reporting processes and assist the Board in its oversight of the qualifications, independence and performance of the Company's independent auditors. In fulfilling our oversight responsibilities, we discussed with the Company's independent registered public accounting firm, BDO Seidman, LLP, the overall scope and plans for their audit. Upon completion of the audit, we reviewed with BDO Seidman, who is responsible for expressing an opinion on the conformity of the Company's audited, consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with us under generally accepted auditing standards. We also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

        We also reviewed and discussed the audited, consolidated financial statements with management. We discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in those financial statements.

        The Audit Committee received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with BDO Seidman the auditor's independence from management and the Company. We determined that the services provided by BDO Seidman during fiscal year 2004 are compatible with maintaining such auditor's independence.

        In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited, consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John F. Levy, Chairman
Peter Townsend, Member
Robert P. Khederian, Member

Independent Public Accountants

Our Audit Committee engaged BDO Seidman, LLP to serve as our independent public account during the fiscal year ended December 31, 2004. Our Audit Committee has not formally selected our independent public accountant for the current fiscal year, but expects to make that selection at it next regular meeting. We expect representatives of BDO Seidman to be present at our 2005 annual meeting of stockholders, that they will have the opportunity to make a statement at such meeting if they so desire, and that they will be available to respond to appropriate questions from stockholders.

Audit Fees

        We have not received a final invoice from BDO Seidman for professional services rendered for the audit of our consolidated financial statements for fiscal year 2004. However, we expect aggregate audit fees billed by BDO Seidman for fiscal year 2004 to be approximately $1,970,000, of which $1,890,768 has been billed to date. This includes $820,301 billed for professional services rendered in connection with the principal accountant's audit of our internal controls and its related attestation report on management's assessment of internal control over financial reporting issued in connection with the 2004 audit. Audit fees also include fees billed in connection with the principal accountant's review of our quarterly financial statements and audit services normally provided by the principal accountant in connection with other statutory or regulatory filings. Aggregate audit fees billed by BDO Seidman for fiscal year 2003 were $829,044.

Audit-Related Fees

        Aggregate audit-related fees billed in 2004 and 2003 by BDO Seidman were $195,075 and $382,661, respectively. Audit-related fees consist primarily of fees billed for professional services rendered by the principal public accountant for accounting consultations and services related to business acquisitions and financings.

Tax Fees

        Aggregate tax fees billed in 2004 and 2003 by BDO Seidman were $91,799 and $78,200, respectively. Tax fees include fees billed for professional services rendered by the principal public accountant for tax compliance and tax consulting.

All Other Fees

        During 2004 and 2003, all other fees billed by BDO Seidman totaled $3,000 and $27,000.

Pre-approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by the independent public accountant other than permitted non-audit services estimated in good faith by the auditors and management to entail fees payable of $25,000 or less on a project by project basis and which would otherwise qualify for exemption from the pre-approval requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present any services so pre-approved to the full Audit Committee at its next meeting.

Prior Independent Public Accountants

        Ernst & Young served as our independent public accountant for fiscal year ended December 31, 2002. On April 11, 2003, Ernst & Young resigned as our independent public accountant, and on April 18, 2003, upon the recommendation of the Audit Committee, we engaged BDO Seidman to replace them.

        The report of Ernst & Young LLP on our consolidated financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        We had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of such former auditor, would have caused such auditor to make reference to the subject matter of the disagreement in connection with its report on our financial statements. Moreover, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K; except that Ernst & Young advised the Audit Committee and our management that in connection with Ernst & Young's audit for the fiscal year ended December 31, 2002, it noted certain matters involving internal control that it considered to be material weaknesses in internal control over financial reporting.

        Specifically, Ernst & Young advised us that, in its opinion, the material weaknesses were: the decentralized nature of our national and international operations, combined with insufficient corporate financial oversight at operating locations, especially newly acquired entities, resulted in accounting errors and the misapplication of accounting principles generally accepted in the United States; the absence of a chief financial officer or other individual with the appropriate experience and background to handle accounting matters arising from the complexity of our operations; the undue reliance on non-financial personnel to address accounting and control issues, causing a lack of appropriate segregation of duties; the delay in integrating acquired businesses into our uniform policies, procedures and controls; and an ineffective and inefficient financial statement close process. However, Ernst & Young advised the Audit Committee that these conditions were considered in determining the nature, timing, and extent of the procedures performed for the audit of our financial statements for the year ended December 31, 2002, but that these conditions did not affect its report dated February 20, 2003 with respect to these financial statements.

        Our Audit Committee and management were at that time already considering potential enhancements to our internal controls and procedures, and we have subsequently taken actions which we believe adequately address the issues raised by Ernest & Young.

        Prior to its engagement to succeed Ernst & Young, we did not consult BDO Seidman, and no one consulted them on our behalf, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

Certain Relationships and Related Transactions

Indebtedness of Certain Executive Officers and Directors

        On August 15, 2001, Ron Zwanziger, our Chairman, Chief Executive Officer and President, purchased 1,168,191 shares of restricted stock from us at a price of approximately $9.13 per share under the 2001 Stock Option Plan. In connection with this purchase, Mr. Zwanziger delivered a five-year promissory note to us in the principal amount of $10,665,583.68. The promissory note is secured by the shares of restricted stock purchased by Mr. Zwanziger. The promissory note accrues interest which compounds annually at the rate of 4.99% per year. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Mr. Zwanziger is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Mr. Zwanziger may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2005, principal and accrued interest of $10,998,232 was outstanding under this note.

        On December 3, 2001, David Scott, Ph.D., our Chief Scientific Officer and one of our directors, purchased 399,381 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. Scott in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. Scott delivered a five-year promissory note to us in the principal amount of $2,475,762.82. The promissory note is secured by the shares of restricted stock purchased by Dr. Scott. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. Scott is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. Scott may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2005, principal and accrued interest of $2,500,335 was outstanding under this note.

        On December 3, 2001, Jerry McAleer, Ph.D., our Vice President, Research and Development and now one of our directors, purchased 250,000 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. McAleer in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. McAleer delivered a five-year promissory note to us in the principal amount of $1,549,750. The promissory note is secured by the shares of restricted stock purchased by Dr. McAleer. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. McAleer is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. McAleer may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2005, principal and accrued interest of $1,565,131 was outstanding under this note.

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are required by applicable regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

        To our knowledge, based solely on a review of the copies of such reports received by us and certain written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

Stockholder Proposals

        Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2006 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 14, 2005 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting.

        Stockholder proposals intended to be presented at our 2006 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on February 23, 2006, nor earlier than January 24, 2006, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

        Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance

Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than December 14, 2005 and must include: the name and address of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Other Information

        A copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the year ended December 31, 2004 (the "Annual Report") shall be provided without charge to each person solicited hereby upon the written request made to:

Inverness Medical Innovations, Inc.
Investor Relations Department
51 Sawyer Road
Suite 200
Waltham, MA 02453-3448
 Attn: Doug Guarino

        In addition, copies of any exhibits to the Annual Report will be provided for a nominal charge to stockholders who make a written request to us at the above address.

        The Board is aware of no other matters, except for those incident to the conduct of the annual meeting, that are to be presented to stockholders for formal action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board

Ron Zwanziger
Chairman, Chief Executive Officer and President

April 13, 2005

Appendix A

EXPLANATORY NOTE: This Appendix A contains a copy of the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Appendix A is attached.

INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Inverness Medical Innovations, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 2(a).

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Board" means the Board of Directors of the Company.

        "Change of Control" is defined in Section 15.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Committee of the Board referred to in Section 2.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means Awards granted pursuant to Section 7.

        "Dividend Equivalent Right" means Awards granted pursuant to Section 10.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance Share Award" means Awards granted pursuant to Section 9.

        "Restricted Stock Award" means Awards granted pursuant to Section 6.

        "Stock" means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

        "Unrestricted Stock Award" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Committee.    The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

         (vii)  to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

        (viii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,074,081 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, Stock Options with respect to no more than 1,529,632 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c)    Mergers and Other Transactions.    In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

        Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

        (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        No Incentive Stock Option shall be granted under the Plan after August 14, 2011.

        (a)    Stock Options.    Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

            (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

            (C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

            (D)  Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (b)    Reload Options.    At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

        (c)    Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

        (d)    Form of Settlement.    Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

SECTION 6. RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 6(c) above.

        (e)    Restriction Period.    Restricted Stock vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years.

        (f)    Waiver, Deferral and Reinvestment of Dividends.    The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. DEFERRED STOCK AWARDS

        (a)    Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock

Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

        (b)    Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Stockholder.    During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Restrictions.    A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        (e)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8. UNRESTRICTED STOCK AWARDS

        (a)    Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

        (b)    Elections to Receive Unrestricted Stock in Lieu of Compensation.    Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

        (c)    Restrictions on Transfers.    The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

        (b)    Restrictions of Transfer.    Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

        (c)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        (e)    Acceleration, Waiver, Etc.    At any time prior to the grantee's termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11. TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 14. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS

        Upon the occurrence of a Change of Control as defined in this Section 15:

        (a)    Each outstanding Stock Option shall automatically become fully exercisable.

        (b)    Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award will be removed.

        (c)    "Change of Control" shall mean the occurrence of any one of the following events:

            (i)    any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

            (ii)   persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

            (iii)  the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

            (iv)  the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16. GENERAL PROVISIONS

        (a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

        (e)    Loans to Grantees.    The Company shall have the authority to make loans to grantees ofp Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

        (f)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Inverness Medical Innovations, Inc.
C/O Equiserve Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log onto the Internet and go to http://www.eproxyvote.com/ima	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

INVERNESS MEDICAL INNOVATIONS, INC.

The Board of Directors recommends that you vote for all nominees listed in Proposal 1 and for Proposal 2.

1.	Elect three Class I Directors to serve until the 2008 annual meeting of stockholders. Nominees: (01) John A. Quelch, (02) John F. Levy and (03) Jerry McAleer, Ph.D.
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	Approve an increase in the number of shares available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

INVERNESS MEDICAL INNOVATIONS, INC.
51 SAWYER ROAD, SUITE 200
WALTHAM, MASSACHUSETTS 02453

Proxy For Annual Meeting of Stockholders To Be Held May 24, 2005
This Proxy Is Solicited On Behalf Of The Board Of Directors

        The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inverness Medical Innovations, Inc. to be held on May 24, 2005, at 11:00 A.M. at the offices of Goodwin Procter LLP; Exchange Place, 53 State Street, Boston, MA 02109, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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